Oppenheimer
Main Street(R)Growth & Income Fund
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Prospectus dated December 28, 2001

                                                                      Oppenheimer Main Street Growth & Income Fund
                                                             is a mutual fund that seeks a high total return.  It
                                                             currently invests mainly in common stocks.

                                                             This Prospectus contains important information about
                                                             the Fund's objective, its investment policies,
                                                             strategies and risks.  It also contains important
                                                             information about how to buy and sell shares of the
                                                             Fund and other account features.  Please read this
                                                             Prospectus carefully before you invest and keep it for
                                                             future reference about your account.

As with all mutual funds, the Securities and Exchange
Commission has not approved or disapproved the Fund's
securities nor has it determined that this Prospectus is
accurate or complete.  It is a criminal offense to
represent otherwise.
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                                                                       (logo) OppenheimerFunds
                                                                       The Right Way to Invest

                                                          5
CONTENTS

                           A B O U T  T H E  F U N D

                           The Fund's Investment Objective and Strategies

                           Main Risks of Investing in the Fund

                           The Fund's Past Performance

                           Fees and Expenses of the Fund

                           About the Fund's Investments

                           How the Fund is Managed

                           A B O U T  Y O U R  A C C O U N T

                           How to Buy Shares
                           Class A Shares
                           Class B Shares
                           Class C Shares
                           Class N Shares
                           Class Y Shares

                           Special Investor Services
                           AccountLink
                           PhoneLink
                           OppenheimerFunds Internet Website
                           Retirement Plans

                           How to Sell Shares
                           By Mail
                           By Telephone

                           How to Exchange Shares

                           Shareholder Account Rules and Policies

                           Dividends, Capital Gains and Taxes

                           Financial Highlights

A B O U T  T H E  F U N D

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund seeks a high total return.

WHAT DOES THE FUND  MAINLY  INVEST  IN? The Fund  currently  invests  mainly in common  stocks of U.S.  companies  of different  capitalization  ranges,  presently  focusing  on  large-capitalization  issuers.  It  also  can  buy  debt securities, such as bonds and debentures, but does not currently emphasize these investments.

HOW DO THE PORTFOLIO  MANAGERS  DECIDE WHAT  SECURITIES TO BUY OR SELL? In selecting  securities for purchase or sale by the Fund, the Fund's portfolio managers use an investment process that combines  quantitative models,  fundamental research about particular  securities and individual judgment.  While this process and the  inter-relationship of the factors used may change over time and its  implementation  may vary in  particular  cases,  in general the  selection process currently involves the use of:

     o   Multi-factor  quantitative  models:  These  include a group of  "top-down"  models that analyze data such as relative  valuations,  relative price trends,  interest  rates and the shape of the yield curve.  These help direct portfolio emphasis by market capitalization (small, mid, or large),  industries,  and value or growth styles.  A group of "bottom up" models helps to rank stocks in a universe  typically  including 2000 stocks, selecting stocks for relative attractiveness by analyzing stock and company characteristics.
     o   Fundamental research:  The portfolio managers use internal research and analysis by other market analysts, with emphasis on current company news and industry-related events.
     o   Judgment:  The portfolio is then continuously rebalanced by the portfolio managers, using the tools described above.

WHO IS THE  FUND  DESIGNED  FOR?  The  Fund is  designed  primarily  for  investors  seeking  total  return  in their investment over the long term, with the  opportunity  for some current income.  Those investors  should be willing to assume the risks of short-term share price  fluctuations  that are typical for a moderately  aggressive fund focusing mainly on stock  investments.  Since the Fund's  income  level will  fluctuate  and will  likely be small,  it is not designed for investors  needing an assured level of current  income.  Because of its focus on long-term  growth,  the
Fund may be appropriate for retirement plans.  The Fund is not a complete investment program.

Main Risks of Investing in the Fund

All  investments  have risks to some  degree.  The Fund's  investments  are  subject to changes in their value from a number of factors  described  below.  There is also the risk that poor  security  selection by the Fund's  investment
Manager, OppenheimerFunds, Inc., will cause the Fund to underperform other funds having a similar objective.

RISKS OF INVESTING IN STOCKS.  Stocks  fluctuate in price,  and their  short-term  volatility  at times may be great.
Because the Fund  currently  invests a substantial  portion of its assets in common  stocks,  the value of the Fund's portfolio will be affected by changes in the stock  markets.  Market risk will affect the Fund's net asset values per share, which will fluctuate as the values of the Fund's portfolio securities change.

         A variety of factors can affect the price of a particular  stock and the prices of individual  stocks do not all move in the same direction  uniformly or at the same time.  Different stock markets may behave  differently  from each other.  In particular,  because the Fund currently  focuses its stock  investments in U.S.  issuers,  it will be primarily affected by changes in U.S. stock markets.

         Other factors can affect a particular  stock's price,  such as poor earnings reports by the issuer,  loss of major customers,  major litigation against the issuer, or changes in government  regulations  affecting the issuer or its industry.  The Fund currently  invests  primarily in securities of large  companies,  but can also buy securities of small and medium-size companies, which may have more volatile prices than stocks of large companies.

         At times, the Manager may increase the Fund's emphasis of its investments in a particular  industry compared to the  weighting  of that  industry  in the S&P 500 Index  which the Fund uses as a  performance  benchmark.  To the extent that the Fund  increases  its emphasis on stocks in a particular  industry,  its share values may fluctuate in response  to events  affecting  that  industry,  such as  changes in  economic  conditions,  government  regulations, availability of basic resources or supplies, or other events that affect that industry more than others.

HOW RISKY IS THE FUND OVERALL?  The risks described above  collectively form the overall risk profile of the Fund and can affect the value of the Fund's investments,  its investment performance and the prices of its shares.  Particular investments  and  investment  strategies  also have risks.  These risks mean that you can lose money by  investing in the Fund.  When you  redeem  your  shares,  they may be worth  more or less than what you paid for them.  There is no assurance that the Fund will achieve its investment objective.

         In the short term,  the stock  markets  can be  volatile,  and the price of the Fund's  shares can go up and down. While  fixed-income  securities have their own risks,  and are not currently  emphasized by the Fund, they have the  potential  to help  cushion  the Fund's  total  return from  changes in stock  prices.  In the  OppenheimerFunds spectrum,  the Fund is generally more  conservative than aggressive growth stock funds, but may be more volatile than investment grade bond funds.

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An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.
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The Fund's Past Performance

The bar chart and table  below show one  measure of the risks of  investing  in the Fund,  by showing  changes in the
Fund's  performance (for its Class A shares) from year to year for the last ten calendar years and by showing how the average  annual total  returns of the Fund's  Class A shares  compare to those of a  broad-based  market  index.  The
Fund's past investment performance is not necessarily an indication of how the Fund will perform in the future.

Annual Total Returns (Class A) (as of 12/31 each year)

[See appendix to prospectus for data in bar chart showing annual total returns]

For the period from 1/1/01 through 9/30/01, the cumulative return (not annualized) for Class A shares was -17.10%.
Sales charges are not included in the calculations of return in this bar chart, and if those charges were included, the returns would be less than those shown.
During the period shown in the bar chart, the highest return (not annualized) for a calendar quarter was 27.05%
(4th Q `92) and the lowest return (not annualized) for a calendar quarter was -11.03% (3rd Q `98).

Average Annual Total Returns
for the periods ended December 31, 2000                   1 Year             5 Years               10 Years
                                                                       (or life of class,     (or life of class,
                                                                            if less)               if less)
---------------------------------------------------- ----------------- -------------------- ------------------------
Class A Shares (inception 02/03/88)                      -13.24%             13.26%                 21.63%
---------------------------------------------------- ----------------- -------------------- ------------------------
S&P 500 Index                                             -9.10%             18.33%                 17.44%1
---------------------------------------------------- ----------------- -------------------- ------------------------
Class B Shares (inception 10/03/94)                      -12.95%             13.50%                    15.31%
---------------------------------------------------- ----------------- -------------------- ------------------------
Class C Shares (inception 12/01/93)                       -9.52%             13.75%                 13.98%
---------------------------------------------------- ----------------- -------------------- ------------------------
Class Y Shares (inception 11/01/96)                       -7.77%             15.11%                   N/A
---------------------------------------------------- ----------------- -------------------- ------------------------
1.       From 12/31/90
The Fund's average annual total returns in the table include the applicable sales charges: for Class A, the current maximum initial sales charge of 5.75%; for Class B, the contingent deferred sales charges of 5% (1-year), 2%
(5-year); and for Class C, the 1% contingent deferred sales charge for the 1-year period.  Because Class B shares convert to Class A shares 72 months after purchase, Class B "life-of-class" performance does not include the contingent deferred sales charge and uses Class A performance for the period after conversion.

The returns measure the performance of a hypothetical account and assume that all dividends and capital gains distributions have been reinvested in additional shares.  The performance of the Fund's Class A shares is compared to the S&P 500 Index, an unmanaged index of equity securities.  The index performance reflects the reinvestment of income but does not reflect transaction costs. The Fund's investments may vary from the securities in the index.
Class N shares were not publicly offered during the period shown.

Fees and Expenses of the Fund

The Fund pays a variety of expenses  directly  for  management  of its assets,  administration,  distribution  of its shares and other  services.  Those expenses are  subtracted  from the Fund's assets to calculate the Fund's net asset values per  share.  All  shareholders  therefore  pay those  expenses  indirectly.  Shareholders  pay other  expenses directly,  such as sales  charges  and  account  transaction  charges.  The  following  tables  are meant to help you understand  the fees and  expenses  you may pay if you buy and hold shares of the Fund.  The numbers  below are based on the Fund's expenses during its fiscal year ended August 31, 2001.

Shareholder Fees (charges paid directly from your investment):

-------------------------------------- ------------- ---------------- -------------- -------------- ---------------
                                         Class A     Class B Shares      Class C        Class N     Class Y Shares
                                          Shares                         Shares         Shares
-------------------------------------- ------------- ---------------- -------------- -------------- ---------------
-------------------------------------- ------------- ---------------- -------------- -------------- ---------------
Maximum Sales Charge (Load) on
purchases                                 5.75%           None            None           None            None
(as % of offering price)
-------------------------------------- ------------- ---------------- -------------- -------------- ---------------
-------------------------------------- ------------- ---------------- -------------- -------------- ---------------
Maximum Deferred Sales Charge (Load)
(as % of the lower of the original
offering price or redemption              None1            5%2             1%3            1%4            None
proceeds)
-------------------------------------- ------------- ---------------- -------------- -------------- ---------------
1.       A contingent  deferred  sales charge may apply to redemptions of investments of $1 million or more ($500,000 for certain retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.
2.       Applies to redemptions in first year after purchase.  The contingent deferred sales charge declines to 1% in the sixth year and is eliminated after that.
3.       Applies to shares redeemed within 12 months of purchase.
4.       Applies to shares redeemed within 18 months of retirement plan's first purchase of Class N shares.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
                                          Class A     Class B Shares      Class C        Class N     Class Y Shares
                                           Shares                         Shares         Shares
--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
Management Fees                                0.45%            0.45%          0.45%          0.45%           0.45%
--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
Distribution  and/or  Service  (12b-1)
Fees                                           0.25%            1.00%          1.00%          0.50%            None
--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
Other Expenses                                 0.16%            0.16%          0.16%          0.21%           0.34%
--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
Total Annual Operating Expenses                0.86%            1.61%          1.61%          1.16%           0.79%
--------------------------------------- ------------- ---------------- -------------- -------------- ---------------
Expenses may vary in future years. "Other Expenses" include transfer agent fees,  custodial expenses,  and accounting and legal  expenses  the Fund pays.  The "Other  Expenses"  for Class Y shares in the table are based on, among other things,  the fees the Fund  would  have  paid if the  transfer  agent  had not  waived a  portion  of its fee under a voluntary  undertaking  to the Fund.  After the waiver,  the actual  "Other  Expenses"  and "Total  Annual  Operating
Expenses"  for Class Y shares  were  0.28% and 0.73%,  respectively,  of average  daily net  assets.  The waiver of a portion of the Fund's Class Y transfer agency expenses may be altered or terminated at any time.

EXAMPLES.  The  following  examples  are intended to help you compare the cost of investing in the Fund with the cost of investing  in other mutual  funds.  The examples  assume that you invest  $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

         The first  example  assumes  that you  redeem  all of your  shares at the end of those  periods.  The second example  assumes that you keep your shares.  Both examples also assume that your investment has a 5% return each year and that the class's  operating  expenses remain the same. Your actual costs may be higher or lower because  expenses will vary over time. Based on these assumptions your expenses would be as follows:

If shares are redeemed:                 1 Year                3 Years             5 Years            10 Years1
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class A Shares                          $658                  $834                $1,024             $1,575
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class B Shares                          $664                  $808                $1,076             $1,526
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class C Shares                          $264                  $508                $    876           $1,911
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class N Shares                          $218                  $368                $638               $1,409
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class Y Shares                          $  75                 $233                $    406           $   906
--------------------------------------- --------------------- ------------------- ------------------ -----------------
If shares are not redeemed:             1 Year                3 Years             5 Years            10 Years1
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class A Shares                          $658                  $834                $1,024             $1,575
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class B Shares                          $164                  $508                $    876           $1,526
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class C Shares                          $164                  $508                $    876           $1,911
--------------------------------------- --------------------- ------------------- ------------------ -----------------
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class N Shares                          $118                  $368                $    638           $1,409
--------------------------------------- --------------------- ------------------- ------------------ -----------------
--------------------------------------- --------------------- ------------------- ------------------ -----------------
Class Y Shares                          $  75                 $233                $    406           $   906
--------------------------------------- --------------------- ------------------- ------------------ -----------------
In the first example, expenses include the initial sales charge for Class A and the applicable Class B, Class C or
Class N contingent deferred sales charges. In the second example, the Class A expenses include the sales charge, but Class B, Class C and Class N expenses do not include the contingent deferred sales charges.
1.   Class B expenses for years 7 through 10 are based on Class A expenses, since Class B shares automatically convert to Class A shares after 6 years.

About the Fund's Investments

THE FUND'S PRINCIPAL  INVESTMENT  POLICIES.  The allocation of the Fund's portfolio among different  investments will vary over time based upon the Manager's  evaluation of economic and market  trends.  The Fund's  portfolio  might not always include all of the different types of investments  described  below.  The Statement of Additional  Information contains more detailed information about the Fund's investment policies and risks.

         The Manager tries to reduce risks by carefully  researching  securities before they are purchased.  The Fund attempts  to  reduce  its  exposure  to market  risks by  diversifying  its  investments,  that is, by not  holding a substantial  amount of stock of any one company and by not  investing  too great a percentage of the Fund's assets in any one company.  Also, the Fund does not concentrate  25% or more of its investments in any one industry.  The share prices of the Fund will change daily based on changes in market prices of  securities  and market  conditions  and in response to other economic events.  Additionally, the income the securities pay can change at any time.

Stock  Investments.  The Fund currently  invests mainly in common  stocks.  The Fund currently  focuses on securities of  issuers  that have  large  capitalizations.  Historically  their  stock  prices  have  tended to be less volatile  than  securities  of  smaller  issuers.  However,  the  Fund  can buy  stocks  of  issuers  in all capitalization  ranges.  "Capitalization"  refers to the  market  value of all of the  issuers'  outstanding common stock.

CAN THE FUND'S  INVESTMENT  OBJECTIVE AND POLICIES CHANGE?  The Fund's Board of Directors can change  non-fundamental investment policies without  shareholder  approval,  although  significant changes will be described in amendments to this  Prospectus.  Fundamental  policies  cannot  be  changed  without  the  approval  of a  majority  of the  Fund's outstanding voting shares. The Fund's investment  objective is a fundamental  policy.  Other investment  restrictions that are  fundamental  policies are listed in the Statement of Additional  Information.  An investment  policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT  STRATEGIES.  To seek its objective,  the Fund can also use the investment techniques and strategies described  below.  The Fund  might not  always  use all of them.  These  techniques  have  risks,  although  some are designed to help reduce overall investment or market risks.

Debt  Securities.  The mix of equities and debt  securities in the Fund's  portfolio will vary over time depending on the Manager's judgment about market and economic  conditions.  The Fund's investments in debt securities can include securities issued or guaranteed by the U.S.  government or its agencies and  instrumentalities,  and foreign  and  domestic  corporate  bonds,  notes and  debentures.  They may be  selected  for  their  income possibilities, for liquidity and to help cushion fluctuations in the Fund's net asset values.

         The debt  securities  the Fund  buys may be rated by  nationally  recognized  rating  organizations  such as
         Moody's  Investors  Service,  Inc. or  Standard & Poor's  Rating  Service or they may be unrated  securities assigned a comparable rating by the Manager.

o        Interest Rate Risks.  The values of debt  securities  are subject to change when  prevailing  interest rates change.  When interest rates fall, the value of already-issued  debt securities  generally rise. When interest rates  rise,  the  values  of  already-issued  debt  securities  generally  decline.  The  magnitude  of these fluctuations  will often be greater for longer-term debt securities than  shorter-term  debt  securities.  The
       Fund's share prices can go up or down when interest  rates change  because of the effect of the changes on the value of the Fund's investments in debt securities.

o        Credit Risks.  Debt  securities  are subject to credit  risks.  Credit risk is the risk that the issuer of a security  might not make interest and  principal  payments on the security as they become due. If the issuer fails to pay interest,  the Fund's income might be reduced, and if the issuer fails to repay principal,  the value of that security and of the Fund's shares may fall.

o        Special  Credit  Risks of  Lower-Grade  Securities.  The Fund can  invest up to 25% of its  total  assets in
         "lower-grade"  securities  commonly known as "junk bonds." These are securities rated below "Baa" by Moody's
         Investors  Service,  Inc. or "BBB" by Standard & Poors Ratings  Service or having  similar  ratings by other ratings  organizations,  or if unrated,  assigned a  comparable  rating by the  Manager.  However,  the Fund currently does not intend to invest more than 10% of its assets in lower-grade  securities and cannot invest more than 10% of its total assets in lower-grade securities that are not convertible.

         Debt securities below investment grade, whether rated or unrated,  have greater risks than  investment-grade securities.  There  may be less of a  market  for  them  and  therefore  they  may be  harder  to sell at an acceptable price. There is a relatively  greater  possibility that the issuer's earnings may be insufficient to make the payments of interest and  principal  when due.  These risks mean that the Fund's net asset value per share could be affected by declines in value of these securities.

Risks of Foreign  Investing.  The Fund can buy securities of companies or  governments  in any country,  developed or underdeveloped.  While there is no limit on the amount of the Fund's  assets that may be invested in foreign securities,  the Manager  does not  currently  plan to invest  significant  amounts of the Fund's  assets in foreign securities. While foreign securities offer special investment opportunities,  there are also special risks,  such as the effects of a change in value of a foreign currency  against the U.S. dollar,  which will result in a change in the U.S. dollar value of securities denominated in that foreign currency.

Other  Equity  Securities.  Equity  securities  include  common  stocks,  as well  as  "equity  equivalents"  such as preferred stocks and securities  convertible into common stock.  Preferred stock has a set dividend rate and ranks  after  bonds and  before  common  stocks in its claim for  dividends  and on assets if the  issuer is
         liquidated  or  becomes  bankrupt.   The  Manager  considers  some  convertible  securities  to  be  "equity equivalents"  because  of the  conversion  feature  and in that case  their  rating  has less  impact on the investment decision than in the case of debt securities.

Illiquid and Restricted  Securities.  Investments may be illiquid  because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted  security is one that has a  contractual  restriction  on its  resale  or which  cannot be sold  publicly  until it is registered  under the  Securities  Act of 1933.  The Fund will not invest more than 10% of its net assets in illiquid  or  restricted  securities  (the  Board  can  increase  that  limit  to 15%).  Certain  restricted securities  that are  eligible  for resale to  qualified  institutional  purchasers  are not subject to that limit.  The Manager  monitors  holdings of illiquid  securities on an ongoing basis to determine  whether to sell any holdings to maintain adequate liquidity.

Derivative Investments.  The Fund can invest in a number of different kinds of "derivative"  investments.  In general terms,  a derivative  investment is an investment  contract  whose value depends on (or is derived from) the value of an underlying asset,  interest rate or index. In the broadest sense,  options,  futures  contracts, and other  hedging  instruments  the Fund might use may be  considered  "derivative"  investments.  The Fund currently does not use  derivatives  to a significant  degree and is not required to use them in seeking its objective.

         Derivatives  have risks.  If the issuer of the derivative  investment  does not pay the amount due, the Fund can lose money on the investment.  The underlying security or investment on which a derivative is based, and the derivative  itself,  may not perform the way the Manager  expected it to. As a result of these risks the
         Fund could  realize  less  principal  or income  from the  investment  than  expected  or its hedge might be unsuccessful.  As a result, the Fund's share prices could fall.  Certain derivative  investments held by the
         Fund might be illiquid.

     o   Hedging.  The Fund can buy and sell futures contracts,  put and call options,  forward contracts and options on futures and broadly-based  securities indices.  These are all referred to as "hedging  instruments." Some of these strategies would hedge the Fund's portfolio against price  fluctuations.  Other hedging strategies, such as buying  futures and call  options,  would tend to  increase  the Fund's  exposure to the  securities market.

         There are also special risks in  particular  hedging  strategies.  Options  trading  involves the payment of premiums and can increase  portfolio  turnover.  If the Manager used a hedging  instrument at the wrong time or judged market conditions incorrectly, the strategy could reduce the Fund's return.

Temporary Defensive and Interim  Investments.  In times of unstable adverse market or economic  conditions,  the Fund can  invest  up to 100% of its  assets  in  temporary  investments  that are  inconsistent  with the  Fund's
         principal  investment  strategies.  Generally  they  would  be  U.S.  government  securities,   highly-rated
         commercial paper, bank deposits or repurchase  agreements.  The Fund may also hold these types of securities pending  the  investment  of  proceeds  from the sale of Fund  shares  or  portfolio  securities  or to meet anticipated  redemptions of Fund shares. To the extent the Fund invests defensively in these securities,  it may not achieve its investment objective.

How the Fund is Managed

THE MANAGER.  The Manager  chooses the Fund's  investments and handles its day-to-day  business.  The Manager carries out its duties,  subject to the policies  established by the Fund's Board of Directors,  under an investment advisory agreement  that states the Manager's  responsibilities.  The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

         The Manager has been an investment  advisor since January  1960.  The Manager and its  subsidiaries  managed more than $120 billion in assets as of October 1, 2001 including other  Oppenheimer  funds,  with more than 5 million shareholder accounts.  The Manager is located at 498 Seventh Avenue, New York, New York 10018.

Portfolio  Managers.  The  portfolio  managers of the Fund are Charles  Albers and Nikolaos  Monoyios.  Both are Vice
         Presidents  of the Fund.  Mr.  Albers is a Senior Vice  President of the Manager and Mr.  Monoyios is a Vice
         President  of the  Manager.  Prior to joining the Manager and  assuming  responsibility  for the  day-to-day management of the Fund's  portfolio on April 20, 1998,  they were  portfolio  managers at Guardian  Investor
         Services (from 1972 for Mr. Albers and 1979 for Mr. Monoyios),  the investment  management subsidiary of The
         Guardian Life Insurance Company.

Advisory  Fees.  Under the  investment  advisory  agreement,  the Fund pays the Manager an advisory  fee at an annual rate that declines as the Fund's assets grow:  0.65% of the first $200 million of average  annual net assets of the Fund,  0.60% of the next $150 million,  0.55% of the next $150 million,  and 0.45% of average  annual net assets in excess of $500 million.  The Fund's  management  fee for its last fiscal year ended August 31,
         2001 was 0.45% of average annual net assets for each class of shares.

ABOUT YOUR ACCOUNT

How to Buy Shares

HOW  DO  you  buy  SHARES?   You  can  buy  shares  several  ways,  as  described  below.  The  Fund's   Distributor,
OppenheimerFunds  Distributor,  Inc., may appoint  servicing agents to accept purchase (and redemption)  orders.  The
Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares  Through Your Dealer.  You can buy shares through any dealer,  broker,  or financial  institution  that has a sales agreement with the  Distributor.  Your dealer will place your order with the Distributor on your behalf.

Buying Shares Through the  Distributor.  Complete an  OppenheimerFunds  new account  application and return it with a check payable to "OppenheimerFunds  Distributor,  Inc." Mail it to P.O. Box 5270, Denver, Colorado 80217. If
         you don't list a dealer on the  application,  the  Distributor  will act as your agent in buying the shares.
         However,  we recommend that you discuss your investment with a financial  advisor before you make a purchase to be sure that the Fund is appropriate for you.
     o   Paying by Federal Funds Wire.  Shares  purchased  through the  Distributor  may be paid for by Federal Funds wire. The minimum  investment is $2,500.  Before sending a wire, call the  Distributor's  Wire Department at
         1.800.525.7048 to notify the Distributor of the wire and to receive further instructions.
     o   Buying Shares  Through  OppenheimerFunds  AccountLink.  With  AccountLink,  you pay for shares by electronic funds  transfers  from your bank account.  Shares are purchased for your account by a transfer of money from your bank account  through the Automated  Clearing  House (ACH) system.  You can provide those  instructions
         automatically,   under  an  Asset  Builder  Plan,  described  below,  or  by  telephone  instructions  using
         OppenheimerFunds PhoneLink, also described below. Please refer to "AccountLink," below for more details.
     o   Buying  Shares  Through  Asset  Builder  Plans.  You may  purchase  shares of the Fund (and up to four other
         Oppenheimer  funds)  automatically  each month from your  account at a bank or other  financial  institution under an Asset  Builder  Plan  with  AccountLink.  Details  are in the  Asset  Builder  Application  and the
         Statement of Additional Information.

How Much Must You Invest?  You can buy Fund shares with a minimum  initial  investment of $1,000 and make  additional investments at any time with as little as $25. There are reduced minimum investments under special investment plans.

     o   With Asset Builder Plans, 403(b) plans,  Automatic Exchange Plans and military allotment plans, you can make initial and subsequent  investments for as little as $25. You can make additional  purchases of at least $25 through AccountLink.
     o   Under retirement plans, such as IRAs, pension and profit-sharing  plans and 401(k) plans, you can start your account with as little as $250. If your IRA is started as an Asset Builder  Plan,  the $25 minimum  applies.
         Additional purchases may be for as little as $25.
     o   The  minimum  investment  requirement  does  not  apply  to  reinvesting  dividends  from  the Fund or other
         Oppenheimer  funds (a list of them appears in the Statement of Additional  Information,  or you can ask your dealer or call the Transfer Agent), or reinvesting  distributions from unit investment trusts that have made arrangements with the Distributor.

At What Price Are Shares Sold?  Shares are sold at their offering price,  which is the net asset value per share plus any initial  sales  charge that  applies.  The offering  price that applies to a purchase  order is based on the next calculation  of the net asset value per share that is made after the  Distributor  receives the purchase order at its offices  in  Colorado,  or after  any  agent  appointed  by the  Distributor  receives  the order and sends it to the
Distributor.

Net Asset  Value.  The Fund  calculates  the net asset  value of each class of shares as of the close of The New York
         Stock Exchange,  on each day the Exchange is open for trading  (referred to in this Prospectus as a "regular business  day").  The Exchange  normally  closes at 4:00 P.M.,  New York time, but may close earlier on some days. All references to time in this Prospectus mean "New York time."

The net asset value per share is  determined by dividing the value of the Fund's net assets  attributable  to a class by the number of shares of that  class that are  outstanding.  To  determine  net asset  value,  the Fund's  Board of
Directors has established  procedures to value the Fund's  securities,  in general,  based on market value. The Board has adopted  special  procedures for valuing  illiquid  securities and  obligations for which market values cannot be readily obtained.

If, after the close of the principal  market on which a security held by the Fund is traded,  and before the time the
Fund's  securities  are priced that day, an event occurs that the Manager deems likely to cause a material  change in the value of such  security,  the Fund's  Board of  Directors  has  authorized  the  Manager,  subject to the Board's review, to ascertain a fair value for such security.

The  Offering  Price.  To receive the  offering  price for a  particular  day, in most cases the  Distributor  or its designated  agent must receive your order by the time of day The New York Stock Exchange closes that day. If your order is received on a day when the  Exchange is closed or after it has closed,  the order will receive the next offering price that is determined after your order is received.

Buying  Through a Dealer.  If you buy shares  through a dealer,  your dealer  must  receive the order by the close of
         The  New  York  Stock  Exchange  and  transmit  it to the  Distributor  so that it is  received  before  the
         Distributor's  close of  business  on a regular  business  day  (normally  5:00 P.M.) to receive  that day's offering price. Otherwise, the order will receive the next offering price that is determined.
----------------------------------------------------------------------------------------------------------------------
WHAT CLASSES OF SHARES DOES THE FUND OFFER?  The Fund offers investors five different classes of shares. The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices. When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.

Class A Shares.  If you buy Class A shares, you pay an initial sales charge (on investments up to $1 million for regular accounts or $500,000 for certain retirement plans).  The amount of that sales charge will vary depending on the amount you invest. The sales charge rates are listed in "How Can You Buy Class A Shares?"
         below.

Class B Shares.  If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within 6 years of buying them, you will normally pay a contingent deferred sales charge.  That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.

Class C Shares.  If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class C Shares?" below.

Class N Shares.  If you buy Class N shares (available only through certain retirement plans), you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.  If you sell your shares within 18 months after the retirement plan's first purchase of Class N shares, you may pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class N Shares," below.

Class Y Shares. Class Y shares are offered only to certain institutional investors that have special agreements with the Distributor, as described in "How Can You Buy Class Y Shares?" below.
----------------------------------------------------------------------------------------------------------------------

Which class of shares  should you choose?  Once you decide that the Fund is an  appropriate  investment  for you, the decision  as to which  class of shares is best  suited to your needs  depends on a number of factors  that you should discuss with your financial  advisor.  Some factors to consider are how much you plan to invest and how long you plan to hold your investment.  If your goals and objectives change over time and you plan to purchase  additional  shares, you should  re-evaluate  those factors to see if you should consider  another class of shares.  The Fund's  operating costs  that  apply to a class of shares and the effect of the  different  types of sales  charges on your  investment will vary your investment results over time.

         The discussion below is not intended to be investment  advice or a  recommendation,  because each investor's financial  considerations  are  different.  The  discussion  below  assumes that you will  purchase only one class of shares, and not a combination of shares of different classes.  Of course,  these examples are based on approximations of  the  effects  of  current  sales  charges  and  expenses  projected  over  time,  and do  not  detail  all of the considerations  in  selecting a class of shares.  You should  analyze  your  options  carefully  with your  financial advisor before making that choice.

How Long Do You Expect to Hold Your  Investment?  While future  financial  needs cannot be predicted with  certainty, knowing how long you expect to hold your investment  will assist you in selecting the  appropriate  class of shares. Because of the effect of class-based expenses,  your choice will also depend on how much you plan to invest.  For example,  the reduced sales charges  available for larger purchases of Class A shares may, over time,  offset the effect of paying an initial sales charge on your  investment,  compared to the effect over time of higher  class-based  expenses on shares of Class B or Class C. For retirement  plans that qualify to purchase  Class N shares,  Class N shares  will  generally  be more  advantageous  than  Class B and Class C shares.

     o   Investing  for the  Shorter  Term.  While  the  Fund is meant to be a  long-term  investment,  if you have a relatively  short-term  investment  horizon  (that is,  you plan to hold your  shares  for not more than six years), you should probably consider  purchasing Class A or Class C shares rather than Class B shares.  That is because of the effect of the Class B contingent  deferred sales charge if you redeem within six years, as well as the effect of the Class B asset-based  sales charge on the  investment  return for that class in the short-term.  Class C shares  might be the  appropriate  choice  (especially  for  investments  of less  than
         $100,000),  because there is no initial sales charge on Class C shares,  and the  contingent  deferred sales charge does not apply to amounts you sell after holding them one year.

         However,  if you plan to invest more than $100,000 for the shorter  term,  then as your  investment  horizon increases toward six years,  Class C shares might not be as advantageous as Class A shares.  That is because the annual  asset-based  sales charge on Class C shares will have a greater  impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

         And for investors who invest $1 million or more, in most cases Class A shares will be the most  advantageous choice, no matter how long you intend to hold your shares.  For that reason,  the Distributor  normally will not accept  purchase  orders of  $500,000  or more of Class B shares or $1 million or more of Class C shares from a single investor.

      o  Investing for the Longer Term. If you are investing less than $100,000 for the longer-term,  for example for retirement,  and do not expect to need access to your money for seven  years or more,  Class B shares may be appropriate.

Are There  Differences  in Account  Features That Matter to You? Some account  features may not be available to Class
         B, Class C or Class N  shareholders.  Other  features  may not be  advisable  (because  of the effect of the contingent  deferred  sales  charge)  for Class B, Class C or Class N  shareholders.  Therefore,  you should carefully review how you plan to use your investment account before deciding which class of shares to buy.

         Additionally,  the  dividends  payable  to Class B, Class C or Class N  shareholders  will be reduced by the additional  expenses  borne by those  classes  that are not borne by Class A or Class Y shares,  such as the
         Class B, Class C or Class N  asset-based  sales charge  described  below and in the  Statement of Additional
         Information.  Share  certificates  are not available for Class B, Class C or Class N shares,  and if you are considering using your shares as collateral for a loan, that may be a factor to consider.

How Do Share Classes Affect  Payments to Your Broker?  A financial  advisor may receive  different  compensation  for selling one class of shares than for selling  another class. It is important to remember that Class B, Class
         C and Class N contingent  deferred sales charges and asset-based  sales charges have the same purpose as the front-end  sales charge on sales of Class A shares:  to  compensate  the  Distributor  for  concessions  and expenses  it pays to dealers  and  financial  institutions  for  selling  shares.  The  Distributor  may pay additional  compensation from its own resources to securities  dealers or financial  institutions based upon the value of shares of the Fund owned by the dealer or financial  institution for its own account or for its customers.

Special Sales Charge  Arrangements  and Waivers.  Appendix C to the Statement of Additional  Information  details the conditions  for the waiver of sales  charges  that apply in certain  cases,  and the special  sales charge rates that apply to purchases of shares of the Fund by certain groups or under  specified  retirement  plan  arrangements  or in other  special  types of  transactions.  To  receive a waiver or  special  sales  charge  rate,  you must  advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

HOW CAN you BUY CLASS A SHARES?  Class A shares are sold at their offering  price,  which is normally net asset value plus an initial  sales  charge.  However,  in some cases,  described  below,  purchases are not subject to an initial sales  charge,  and the offering  price will be the net asset value.  In other cases,  reduced  sales  charges may be available, as described below or in the Statement of Additional  Information.  Out of the amount you invest, the Fund receives the net asset value to invest for your account.

         The sales  charge  varies  depending  on the amount of your  purchase.  A portion of the sales charge may be retained by the  Distributor  or  allocated to your dealer as a  concession.  The  Distributor  reserves the right to reallow the entire  concession  to dealers.  The  current  sales  charge  rates and  concessions  paid to dealers and brokers are as follows:

 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 Amount of Purchase            Front-End Sales Charge As    Front-End Sales Charge As    Concession As Percentage
                               a Percentage of              a Percentage of Net Amount
                               Offering Price               Invested                     of Offering Price
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 Less than $25,000                        5.75%                        6.10%                       4.75%
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 $25,000 or more but less                 5.50%                        5.82%                       4.75%
 than $50,000
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 $50,000 or more but less                 4.75%                        4.99%                       4.00%
 than $100,000
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 $100,000 or more but less                3.75%                        3.90%                       3.00%
 than $250,000
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 $250,000 or more but less                2.50%                        2.56%                       2.00%
 than $500,000
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 ----------------------------- ---------------------------- ---------------------------- ---------------------------
 $500,000 or more but less                2.00%                        2.04%                       1.60%
 than $1 million
 ----------------------------- ---------------------------- ---------------------------- ---------------------------

Can You Reduce Class A Sales Charges?  You may be eligible to buy Class A shares at reduced sales charge rates under the Fund's "Right of Accumulation" or a Letter of Intent, as described in "Reduced Sales Charges" in the Statement of Additional Information.

Class A Contingent Deferred Sales Charge.  There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001
         ("grandfathered retirement accounts").  Retirement plans are not permitted to make initial purchases of
         Class A shares subject to a contingent deferred sales charge, except as provided below.  The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more other than by grandfathered retirement accounts. For grandfathered retirement accounts, the concession is 1.0% of the first $2.5 million, plus 0.50% of the next $2.5 million, plus 0.25% of purchases over $5 million, calculated on a calendar year basis.  In either case, the concession will not be paid on purchases of shares by exchange or that were previously subject to a front-end sales charge and dealer concession.

         If you redeem any of those shares within an 18 month "holding period" measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.  That sales charge will be equal to
         1.0% of the lesser of:

o        the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or
o        the original net asset value of the redeemed shares.

              The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

Purchases by Certain Retirement Plans.  There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the Distributor.  The
         Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale, subject to certain exceptions as described in the Statement of Additional Information. There is no contingent deferred sales charge upon the redemption of such shares.

HOW CAN you BUY CLASS B SHARES?  Class B shares  are sold at net asset  value per  share  without  an  initial  sales charge.  However,  if Class B shares are redeemed  within 6 years from the  beginning of the calendar  month of their purchase,  a contingent deferred sales charge will be deducted from the redemption  proceeds.  The Class B contingent deferred  sales charge is paid to  compensate  the  Distributor  for its  expenses of providing  distribution-related services to the Fund in connection with the sale of Class B shares.

         The amount of the  contingent  deferred  sales  charge will depend on the number of years since you invested and the dollar amount being redeemed,  according to the following schedule for the Class B contingent  deferred sales charge holding period:

Years Since Beginning of Month in Which                     Contingent Deferred Sales Charge on
                                                            Redemptions in That Year
Purchase Order was Accepted                                 (As % of Amount Subject to Charge)
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
0 - 1                                                       5.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
1 - 2                                                       4.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
2 - 3                                                       3.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
3 - 4                                                       3.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
4 - 5                                                       2.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
5 - 6                                                       1.0%
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------
6 and following                                             None
-----------------------------------------------------------

In the table, a "year" is a 12-month period. In applying the contingent deferred sales charge, all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

         Automatic  Conversion of Class B Shares.  Class B shares  automatically  convert to Class A shares 72 months after you purchase them.  This  conversion  feature  relieves Class B shareholders  of the  asset-based  sales charge that applies to Class B shares under the Class B Distribution  and Service Plan,  described  below. The conversion is based on the  relative net asset value of the two  classes,  and no sales load or other  charge is imposed.  When any
Class B shares that you hold  convert,  any other Class B shares that were  acquired  by  reinvesting  dividends  and distributions  on the  converted  shares  will  also  convert  to Class A  shares.  For  further  information  on the conversion feature and its tax implications, see "Class B Conversion" in the Statement of Additional Information.

How Can you Buy Class C Shares?  Class C shares  are sold at net asset  value per  share  without  an  initial  sales charge.  However,  if Class C shares are redeemed  within 12 months from the beginning of the calendar month of their purchase,  a contingent  deferred  sales charge of 1.0% will be deducted from the  redemption  proceeds.  The Class C
contingent   deferred  sales  charge  is  paid  to  compensate  the   Distributor   for  its  expenses  of  providing
distribution-related services to the Fund in connection with the sale of Class C shares.

How Can You Buy Class N Shares? Class N shares are offered only through retirement plans (including IRAs and 403(b)
plans) that purchase $500,000 or more of Class N shares of one or more Oppenheimer funds or through group retirement plans (which do not include IRAs and 403(b) plans) that have assets of  $500,000 or more or 100 or more eligible participants.  See "Availability of Class N shares" in the Statement of Additional Information for other circumstances where Class N shares are available for purchase.

A contingent deferred sales charge of 1.00% will be imposed upon the redemption of Class N shares, if:

o        The group retirement plan is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or
o        With respect to an IRA or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         Retirement plans that offer Class N shares may impose charges on plan participant accounts. The procedures for purchasing, redeeming, exchanging and transferring the Fund's other classes of shares (other than the time those orders must be received by the Distributor or Transfer Agent in Colorado) and the special account features applicable to purchasers of those other classes of shares described elsewhere in this Prospectus do not apply to
Class N shares offered through a group retirement plan.  Instructions for purchasing, redeeming, exchanging or transferring Class N shares offered through a group retirement plan must be submitted by the plan, not by plan participants for whose benefit the shares are held.

Who Can Buy Class Y Shares?  Class Y shares are sold at net asset  value per share  without a sales  charge  directly to  institutional  investors that have special  agreements with the  Distributor  for this purpose.  They may include insurance companies,  registered  investment companies and employee benefit plans. For example,  Massachusetts Mutual
Life Insurance  Company,  an affiliate of the Manager,  may purchase Class Y shares of the Fund and other Oppenheimer funds  (as well as  Class Y shares  of funds  advised  by  MassMutual)  for  asset  allocation  programs,  investment companies or separate  investment accounts it sponsors and offers to its customers.  Individual  investors cannot buy
Class Y shares directly.

         An institutional  investor that buys Class Y shares for its customers'  accounts may impose charges on those accounts.  The procedures for purchasing,  redeeming,  exchanging and transferring the Fund's other classes of shares
(other than the time those orders must be received by the  Distributor or Transfer  Agent at their  Colorado  office)
and the special account  features  available to investors  buying those other classes of shares do not apply to Class
Y shares.  Instructions  for purchasing,  redeeming,  exchanging or transferring  Class Y shares must be submitted by the institutional investor, not by its customers for whose benefit the shares are held.

Distribution and Service (12b-1) Plans.

Service  Plan for  Class A  Shares.  The Fund has  adopted a Service  Plan for  Class A  shares.  It  reimburses  the
         Distributor for a portion of its costs incurred for services  provided to accounts that hold Class A shares.
         Reimbursement  is made  quarterly at an annual rate of up to 0.25% of the average annual net assets of Class
         A shares of the Fund. The Distributor  currently uses all of those fees to pay dealers,  brokers,  banks and other financial  institutions  quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.

Distribution  and  Service  Plans for Class B,  Class C and Class N Shares.  The Fund has  adopted  Distribution  and
         Service Plans for Class B, Class C and Class N shares to pay the  Distributor  for its services and costs in distributing Class B, Class C and Class N shares and servicing accounts.  Under the plans, the Fund pays the
         Distributor  an annual  asset-based  sales  charge of 0.75% per year on Class B shares and on Class C shares and the Fund pays the  Distributor an annual  asset-based  sales charge of 0.25% per year on Class N Shares.
         The Distributor also receives a service fee of 0.25% per year under each plan.

         The  asset-based  sales charge and service fees increase  Class B and Class C expenses by 1.00% and increase
         Class N expenses by 0.50% of the net assets per year of the  respective  class.  Because these fees are paid out of the  Fund's  assets  on an  ongoing  basis,  over time  these  fees  will  increase  the cost of your investment and may cost you more than other types of sales charges.

         The Distributor  uses the service fees to compensate  dealers for providing  personal  services for accounts that hold Class B, Class C or Class N shares.  The  Distributor  pays the 0.25%  service  fees to dealers in advance  for the first year after the shares are sold by the  dealer.  After the shares have been held for a year, the Distributor  pays the service fees to dealers on a quarterly  basis.  The Distributor  retains the service fees for accounts for which it renders the required personal services.
         The  Distributor  currently  pays a sales  concession  of 3.75% of the  purchase  price of Class B shares to dealers  from its own  resources  at the time of sale.  Including  the advance of the service fee, the total amount paid by the  Distributor  to the dealer at the time of sale of Class B shares is  therefore  4.00% of the purchase price. The Distributor retains the Class B asset-based sales charge.

         The  Distributor  currently  pays a sales  concession  of 0.75% of the  purchase  price of Class C shares to dealers  from its own  resources  at the time of sale.  Including  the advance of the service fee, the total amount paid by the  Distributor  to the dealer at the time of sale of Class C shares is  therefore  1.00% of the purchase  price.  The  Distributor  pays the  asset-based  sales charge as an ongoing  concession to the dealer on Class C shares that have been outstanding for a year or more.

         The  Distributor  currently  pays a sales  concession  of 0.75% of the  purchase  price of Class N shares to dealers  from its own  resources  at the time of sale.  Including  the advance of the service fee, the total amount paid by the  Distributor  to the dealer at the time of sale of Class N shares is  therefore  1.00% of the purchase price,  subject to certain exceptions as described in the Statement of Additional  Information.
         The Distributor retains the asset-based sales charge on Class N shares.

Special Investor Services

ACCOUNTLINK.  You can use our  AccountLink  feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:

      o  transmit  funds  electronically  to purchase  shares by telephone  (through a service  representative  or by
         PhoneLink) or automatically under Asset Builder Plans, or
      o  have the Transfer Agent send redemption  proceeds or transmit  dividends and distributions  directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase  shares by telephone only after your account has been  established.  To purchase  shares in amounts up to $250,000  through a telephone  representative,  call the  Distributor at  1.800.852.8457.  The purchase payment will be debited from your bank account.

         AccountLink  privileges should be requested on your application or your dealer's settlement  instructions if you buy your shares through a dealer.  After your account is established,  you can request AccountLink  privileges by sending  signature-guaranteed  instructions  to the  Transfer  Agent.  AccountLink  privileges  will  apply  to  each shareholder  listed in the  registration  on your account as well as to your dealer  representative  of record unless and until the Transfer Agent receives  written  instructions  terminating  or changing  those  privileges.  After you establish  AccountLink for your account, any change of bank account information must be made by  signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink is the  OppenheimerFunds  automated  telephone  system that enables  shareholders  to perform a number of account transactions  automatically using a touch-tone phone.  PhoneLink may be used on already-established
Fund accounts  after you obtain a Personal  Identification  Number (PIN),  by calling the special  PhoneLink  number,
1.800.533.3310.

Purchasing  Shares. You may purchase shares in amounts up to $100,000 by phone, by calling  1.800.533.3310.  You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.

Exchanging  Shares.  With  the  OppenheimerFunds  exchange  privilege,  described  below,  you  can  exchange  shares automatically  by phone  from your  Fund  account  to  another  OppenheimerFunds  account  you have  already established by calling the special PhoneLink number.

Selling Shares.  You can redeem shares by telephone  automatically  by calling the PhoneLink number and the Fund will send the proceeds  directly to your  AccountLink  bank account.  Please refer to "How to Sell Shares," below for details.

CAN YOU SUBMIT  TRANSACTION  REQUESTS BY FAX? You may send requests for certain types of account  transactions to the
Transfer Agent by fax  (telecopier).  Please call  1.800.525.7048  for information  about which  transactions  may be handled this way.  Transaction  requests  submitted by fax are subject to the same rules and  restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS  INTERNET WEBSITE.  You can obtain  information about the Fund, as well as your account balance,  on the  OppenheimerFunds  Internet  website,  at  WWW.OPPENHEIMERFUNDS.COM.  Additionally,  shareholders  listed  in the
                                               ------------------------
account  registration (and the dealer of record) may request certain account  transactions  through a special section of that website.  To perform account  transactions or obtain account information online, you must first obtain a user
I.D. and password on that  website.  If you do not want to have  Internet  account  transaction  capability  for your account,  please  call the  Transfer  Agent at  1.800.525.7048.  At times,  the website  may be  inaccessible  or its transaction features may be unavailable.

AUTOMATIC  WITHDRAWAL AND EXCHANGE PLANS. The Fund has several plans that enable you to sell shares  automatically or exchange them to another  OppenheimerFunds  account on a regular basis. Please call the Transfer Agent or consult the
Statement of Additional Information for details.

REINVESTMENT  PRIVILEGE.  If you redeem  some or all of your Class A or Class B shares of the Fund,  you have up to 6 months to reinvest all or part of the redemption  proceeds in Class A shares of the Fund or other  Oppenheimer  funds without  paying a sales  charge.  This  privilege  applies  only to Class A shares that you  purchased  subject to an initial sales charge and to Class A or Class B shares on which you paid a contingent  deferred  sales charge when you redeemed  them.  This  privilege  does not apply to Class C,  Class N or Class Y shares.  You must be sure to ask the
Distributor for this privilege when you send your payment.

RETIREMENT PLANS. You may buy shares of the Fund for your retirement plan account. If you participate in a plan sponsored by your employer, the plan trustee or administrator must buy the shares for your plan account. The
Distributor also offers a number of different retirement plans that individuals and employers can use:

Individual Retirement Accounts (IRAs).  These include regular IRAs, Roth IRAs, SIMPLE IRAs, rollover IRAs and
         Education IRAs.
SEP-IRAs.  These are Simplified Employee Pension Plan IRAs for small business owners or self-employed individuals.
403(b)(7) Custodial Plans.  These are tax-deferred plans for employees of eligible tax-exempt organizations, such as schools, hospitals and charitable organizations.
401(k) Plans.  These are special retirement plans for businesses.
Pension and Profit-Sharing Plans.  These plans are designed for businesses and self-employed individuals.

         Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

You can sell  (redeem)  some or all of your shares on any regular  business day. Your shares will be sold at the next net asset value  calculated  after your order is  received  in proper form (which  means that it must comply with the procedures  described  below) and is accepted by the Transfer Agent.  The Fund lets you sell your shares by writing a letter,  by wire,  or by  telephone.  You can also set up Automatic  Withdrawal  Plans to redeem  shares on a regular basis. If you have questions about any of these  procedures,  and especially if you are redeeming shares in a special situation,  such as due to the death of the owner or from a retirement  plan account,  please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain Requests  Require a Signature  Guarantee.  To protect you and the Fund from fraud,  the following  redemption requests must be in writing and must include a signature  guarantee  (although there may be other situations that also require a signature guarantee):

     o   You wish to redeem $100,000 or more and receive a check
     o   The redemption check is not payable to all shareholders listed on the account statement
     o   The redemption check is not sent to the address of record on your account statement
     o   Shares are being transferred to a Fund account with a different owner or name
     o   Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your  Signature  Guaranteed?  The Transfer  Agent will accept a guarantee  of your  signature by a number of financial institutions, including:

o        a U.S. bank, trust company, credit union or savings association,
o        a foreign bank that has a U.S. correspondent bank,
o        a U.S. registered dealer or broker in securities, municipal securities or government securities, or
o        a U.S. national securities exchange, a registered securities association or a clearing agency.
         If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Retirement  Plan  Accounts.  There are special  procedures  to sell  shares in an  OppenheimerFunds  retirement  plan account.  Call  the  Transfer  Agent  for a  distribution  request  form.  Special  income  tax  withholding requirements  apply to  distributions  from retirement  plans.  You must submit a withholding form with your redemption  request  to avoid  delay in  getting  your  money and if you do not want tax  withheld.  If your employer holds your  retirement  plan account for you in the name of the plan, you must ask the plan trustee or administrator to request the sale of the Fund shares in your plan account.

Sending  Redemption  Proceeds by Wire. While the Fund normally sends your money by check, you can arrange to have the proceeds of the shares you sell sent by Federal  Funds wire to a bank  account you  designate.  It must be a commercial  bank that is a member of the Federal  Reserve wire system.  The minimum  redemption you can have sent by wire is  $2,500.  There is a $10 fee for each wire.  To find out how to set up this  feature on your account or to arrange a wire, call the Transfer Agent at 1.800.852.8457.

HOW DO you SELL SHARES BY MAIL? Write a letter of instruction that includes:
     o   Your name
     o   The Fund's name
     o   Your Fund account number (from your account statement)
     o   The dollar amount or number of shares to be redeemed
     o   Any special payment instructions
     o   Any share certificates for the shares you are selling
     o   The signatures of all registered owners exactly as the account is registered, and
     o   Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

Use the following address for                                Send courier or express mail
Requests by mail:                                            requests to:
OppenheimerFunds Services                                    OppenheimerFunds Services
P.O. Box 5270                                                10200 E. Girard Avenue, Building D
Denver, Colorado 80217                                       Denver, Colorado 80231

HOW DO you SELL SHARES BY TELEPHONE?  You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular regular business day, your call must be received by the Transfer Agent by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days. You may not redeem shares held in an OppenheimerFunds retirement plan account or under a share certificate by telephone.

     o   To redeem shares through a service representative, call 1.800.852.8457
     o   To redeem shares automatically on PhoneLink, call 1.800.533.3310
         Whichever  method you use,  you may have a check sent to the  address on the account  statement,  or, if you have  linked your Fund  account to your bank  account on  AccountLink,  you may have the  proceeds  sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?

Telephone  Redemptions  Paid by Check.  Up to $100,000 may be redeemed by telephone  in any 7-day  period.  The check must be  payable  to all  owners of record of the  shares  and must be sent to the  address  on the  account statement. This service is not available within 30 days of changing the address on an account.

Telephone  Redemptions  Through  AccountLink or by Wire. There are no dollar limits on telephone  redemption proceeds sent to a bank account designated when you establish AccountLink.  Normally the ACH transfer to your bank is initiated  on the  business day after the  redemption.  You do not receive  dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

If you have  requested  Federal Funds wire  privileges  for your account,  the wire of the  redemption  proceeds will normally be  transmitted  on the next bank  business day after the shares are redeemed.  There is a possibility  that the wire may be delayed up to seven days to enable the Fund to sell  securities to pay the  redemption  proceeds.  No dividends  are accrued or paid on the  proceeds of shares that have been  redeemed and are  awaiting  transmittal  by wire.

CAN YOU SELL SHARES  THROUGH your DEALER?  The  Distributor  has made  arrangements  to  repurchase  Fund shares from dealers and brokers on behalf of their  customers.  Brokers or dealers  may charge for that  service.  If your shares are held in the name of your dealer, you must redeem them through your dealer.

o        how  contingent  deferred  sales charges affect  redemptions.  If you purchase  shares subject to a Class A,
     Class B,  Class C or Class N  contingent  deferred  sales  charge  and  redeem  any of those  shares  during the applicable  holding period for the class of shares,  the contingent  deferred sales charge will be deducted from the  redemption  proceeds  (unless you are eligible  for a waiver of that sales  charge based on the  categories listed in Appendix C to the  Statement of  Additional  Information)  and you advise the  Transfer  Agent of your eligibility for the waiver.

         A  contingent  deferred  sales  charge  will be based on the lesser of the net asset  value of the  redeemed shares at the time of redemption or the original net asset value.  A contingent  deferred sales charge is not imposed on:

     o   the amount of your account value represented by an increase in net asset value over the initial purchase price,
     o   shares purchased by the reinvestment of dividends or capital gains distributions, or
     o   shares redeemed in the special circumstances described in Appendix C to the Statement of Additional
         Information.

         To determine whether a contingent deferred sales charge applies to a redemption,  the Fund redeems shares in the following order:

     1.  shares acquired by reinvestment of dividends and capital gains distributions,
     2.  shares held for the holding period that applies to the class, and
     3.  shares held the longest during the holding period.

         Contingent  deferred sales charges are not charged when you exchange  shares of the Fund for shares of other
Oppenheimer  funds.  However,  if you exchange them within the  applicable  contingent  deferred sales charge holding period,  the holding  period will carry over to the fund whose shares you acquire.  Similarly,  if you acquire shares of this Fund by exchanging shares of another  Oppenheimer fund that are still subject to a contingent  deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be  exchanged  for shares of  certain  Oppenheimer  funds at net asset  value per share at the time of  exchange,  without  sales  charge.  Shares  of the Fund can be  purchased  by  exchange  of  shares of other
Oppenheimer funds on the same basis. To exchange shares, you must meet several conditions:

     o   Shares of the fund selected for exchange must be available for sale in your state of residence.
     o   The prospectuses of both funds must offer the exchange privilege.
     o   You must hold the shares you buy when you establish your account for at least 7 days before you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
     o   You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
     o   Before exchanging into a fund, you must obtain and read its prospectus.
         Shares of a particular class of the Fund may be exchanged only for shares of the same class in the other
         Oppenheimer funds. For example, you can exchange Class A shares of this Fund only for Class A shares of another fund. In some cases, sales charges may be imposed on exchange transactions. For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss. Please refer to "How to Exchange Shares" in the
         Statement of Additional Information for more details.

         You can find a list of Oppenheimer  funds  currently  available for exchanges in the Statement of Additional
         Information or obtain one by calling a service  representative at 1.800.525.7048.  That list can change from time to time.

HOW DO you SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange  Requests.  Submit an  OppenheimerFunds  Exchange Request form, signed by all owners of the account.
         Send it to the Transfer Agent at the address on the back cover.  Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone  Exchange Requests.  Telephone exchange requests may be made either by calling a service  representative at
         1.800.852.8457,  or by  using  PhoneLink  for  automated  exchanges  by  calling  1.800.533.3310.  Telephone exchanges may be made only between  accounts that are registered  with the same name(s) and address.  Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:

   o   Shares are normally  redeemed from one fund and purchased  from the other fund in the exchange  transaction on the same regular  business day on which the Transfer Agent  receives an exchange  request that conforms to the policies  described  above.  It must be received by the close of The New York Stock  Exchange that day,  which is normally 4:00 P.M. but may be earlier on some days.  However,  either fund may delay the purchase of shares of the fund you are exchanging  into up to seven days if it determines it would be  disadvantaged  by the same day exchange.

   o   The interests of the Fund's long-term  shareholders and its ability to manage its investments may be adversely affected when its shares are repeatedly  bought and sold in response to short-term  market  fluctuations--also known as "market  timing." When large dollar amounts are involved,  the Fund may have difficulty  implementing long-term  investment  strategies,  because it cannot  predict  how much cash it will have to  invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous  times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders.  When the Manager  believes  frequent  trading  would have a disruptive  effect on the Fund's  ability to manage its investments,  the Manager and the Fund may reject  purchase  orders and exchanges into the Fund by any person, group or account that the Manager believes to be a market timer.

   o   The Fund may amend,  suspend or terminate the exchange privilege at any time. The Fund will provide you notice whenever  it is required  to do so by  applicable  law,  but it may impose  changes at any time for  emergency purposes.

   o   If the Transfer Agent cannot  exchange all the shares you request because of a restriction  cited above,  only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for buying, selling, and exchanging shares is contained in the Statement of Additional Information.

The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Directors at any time the Board believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time.  The Fund will provide you notice whenever it is required to do so by applicable
         law.   If an account has more than one owner, the Fund and the Transfer Agent may rely on the instructions of any one owner. Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.

The Transfer Agent will record any telephone calls to verify data concerning transactions and has adopted other procedures to confirm that telephone instructions are genuine, by requiring callers to provide tax identification numbers and other account data or by using PINs, and by confirming such transactions in writing. The Transfer Agent and the Fund will not be liable for losses or expenses arising out of telephone instructions where reasonably believed to be genuine.

Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form.  From time to time, the Transfer Agent in its discretion may waive certain of the requirements for redemptions stated in this Prospectus.

Dealers that can perform account transactions for their clients by participating in NETWORKING through the National
         Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

The redemption price for shares will vary from day to day because the value of the securities in the Fund's portfolio fluctuates. The redemption price, which is the net asset value per share, will normally differ for each class of shares. The redemption value of your shares may be more or less than their original cost.

Payment for redeemed shares ordinarily is made in cash. It is forwarded by check or through AccountLink or by
         Federal Funds Wire (as elected by the shareholder) within seven days after the Transfer Agent receives redemption instructions in proper form. However, under unusual circumstances determined by the Securities and Exchange Commission, payment may be delayed or suspended. For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.

The Transfer Agent may delay forwarding a check or processing a payment via AccountLink for recently purchased shares, but only until the purchase payment has cleared. That delay may be as much as 10 days from the date the shares were purchased. That delay may be avoided if you purchase shares by Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer Agent that your purchase payment has cleared.

Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $500 for reasons other than the fact that the market value of the shares has dropped. In some cases involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.

Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption proceeds will be paid with liquid securities from the
         Fund's portfolio.

"Backup withholding" of federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges) if you fail to furnish the Fund your correct, certified Social Security or
         Employer Identification Number when you sign your application, or if you under-report your income to the
         Internal Revenue Service.

To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual reports and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records.  The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense.

         If you want to receive multiple copies of these materials, you may call the Transfer Agent at
         1.800.525.7048.  You may also notify the Transfer Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

Dividends.  The Fund intends to declare  dividends  separately for each class of shares from net investment income on an  annual  basis  and to pay them to  shareholders  in  December  on a date  selected  by the  Board  of  Directors.
Dividends and  distributions  paid on Class A and Class Y shares will generally be higher than dividends for Class B,
Class C and Class N shares,  which  normally  have  higher  expenses  than Class A and Class Y. The Fund has no fixed dividend rate and cannot guarantee that it will pay any dividends or distributions.

Capital  Gains.  The Fund may realize  capital  gains on the sale of portfolio  securities.  If it does,  it may make distributions  out of any net  short-term  or  long-term  capital  gains in December of each year.  The Fund may make supplemental  distributions  of dividends  and capital gains  following  the end of its fiscal year.  There can be no assurance that the Fund will pay any capital gains distributions in a particular year.

WHAT CHOICES DO YOU HAVE FOR RECEIVING DISTRIBUTIONS? When you open your account, specify on your application how you want to receive your dividends and distributions. You have four options:

Reinvest All Distributions in the Fund. You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.

Reinvest Dividends or Capital Gains. You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while receiving the other types of distributions by check or having them sent to your bank account through AccountLink.

Receive All Distributions in Cash. You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.

Reinvest Your Distributions in Another OppenheimerFunds Account. You can reinvest all distributions in the same class of shares of another OppenheimerFunds account you have established.

Taxes. If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund. Distributions are subject to federal income tax and may be subject to state or local taxes. Dividends paid from short-term capital gains and net investment income are taxable as ordinary income.  Long-term capital gains are taxable as long-term capital gains when distributed to shareholders.  It does not matter how long you have held your shares. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

         Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year. Any long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Avoid "Buying a Distribution." If you buy shares on or just before the Fund declares a capital gains distribution, you will pay the full price for the shares and then receive a portion of the price back as a taxable dividend or capital gain.

Remember, There May be Taxes on Transactions.  Because the Fund's share prices fluctuate, you may have a capital gain or loss when you sell or exchange your shares. A capital gain or loss is the difference between the price you paid for the shares and the price you received when you sold them. Any capital gain is subject to capital gains tax.

Returns of Capital Can Occur.  In certain cases, distributions made by the Fund may be considered a non-taxable return of capital to shareholders. If that occurs, it will be identified in notices to shareholders.

         This information is only a summary of certain federal income tax information about your investment. You should consult with your tax advisor about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance for the past 5 fiscal years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by Deloitte & Touche LLP, the
Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available on request.

FINANCIAL HIGHLIGHTS

Class A       Year Ended August 31,                      2001            2000            1999            1998            1997
===============================================================================================================================
Per Share Operating Data

Net asset value, beginning of period                   $ 45.41          $42.89          $32.32          $33.87          $27.95

Income (loss) from investment operations:
Net investment income                                      .14             .21             .19             .29             .39
Net realized and unrealized gain (loss)                 (11.18)           6.79           12.03             .99            7.91

Total income (loss) from
investment operations                                   (11.04)           7.00           12.22            1.28            8.30

Dividends and/or distributions to shareholders:
Dividends from net investment income                      (.12)             --            (.15)           (.33)           (.40)
Distributions from net realized gain                     (2.10)          (4.48)          (1.50)          (2.50)          (1.98)

Total dividends and/or distributions
to shareholders                                          (2.22)          (4.48)          (1.65)          (2.83)          (2.38)

Net asset value, end of period                         $ 32.15          $45.41          $42.89          $32.32          $33.87
                                                      =========================================================================

===============================================================================================================================
Total Return, at Net Asset Value/1/                     (24.85)%         17.74%          38.62%           3.68%          31.09%

===============================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)            $7,320,747      $9,264,943      $7,723,607      $4,932,817      $4,457,349

Average net assets (in thousands)                   $7,954,409      $8,428,173      $6,721,568      $5,184,111      $3,856,078

Ratios to average net assets:/2/
Net investment income                                     0.47%           0.54%           0.50%           0.83%           1.29%
Expenses                                                  0.86%           0.90%           0.91%/3/        0.90%/3/        0.94%/3/

Portfolio turnover rate                                     76%             73%             72%             81%             62%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.

2. Annualized for periods of less than one full year.

3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                 OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

Class B Year Ended August 31,                2001         2000          1999        1998            1997
=============================================================================================================

Per Share Operating Data
Net asset value, beginning of period    $   44.50   $    42.42   $     32.07   $   33.66      $    27.79

Income (loss) from investment
operations:
Net investment income                        (.13)        (.08)         (.08)        .04             .17
Net realized and unrealized gain (loss)    (10.93)        6.64         11.93         .96            7.86
Total income (loss) from
investment operations                      (11.06)        6.56         11.85        1.00            8.03
Dividends and distributions to
shareholder:
Dividends from net investment income           --           --            --        (.09)           (.18)
Distributions from net realized gain        (2.10)       (4.48)        (1.50)      (2.50)          (1.98)
Total dividends and/or distributions
to shareholders                             (2.10)       (4.48)        (1.50)       (2.59)         (2.16)
Net asset value, end of period          $   31.34   $    44.50   $     42.42   $    32.07     $    33.66
                                        =====================================================================

=============================================================================================================
Total Return, at Net Asset Value/1/        (25.39)%      16.84%        37.62%        2.86%         30.12%

=============================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in
thousands)                             $5,404,510   $8,367,040   $ 7,072,718   $4,168,498     $3,307,852
Average net assets (in thousands)      $6,630,335   $7,628,232   $ 5,930,303   $4,122,775     $2,640,976
Ratios to average net assets:/2/
Net investment income (loss)                (0.29)%      (0.22)%       (0.26)%       0.06%          0.53%
Expenses                                     1.61%        1.66%         1.66%        1.66%/3/       1.69%/3/
Portfolio turnover rate                        76%          73%           72%          81%            62%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                  OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

FINANCIAL HIGHLIGHTS Continued

Class C Year Ended August 31,               2001      2000      1999       1998       1997
============================================================================================

Per Share Operating Data
Net asset value, beginning of period     $ 44.50    $ 42.41    $ 32.07    $ 33.64    $ 27.78
--------------------------------------------------------------------------------------------
Income (loss) from investment
operations:
Net investment income (loss)                (.11)      (.08)      (.09)       .03        .16
Net realized and unrealized gain (loss)   (10.96)      6.65      11.93        .98       7.85
Total income (loss) from
investment operations                     (11.07)      6.57      11.84       1.01       8.01
Dividends and/or distributions to
shareholders:
Dividends from net investment income          --         --         --       (.08)      (.17)
Distributions from net realized gain       (2.10)     (4.48)     (1.50)     (2.50)     (1.98)
Total dividends and/or distributions
to shareholders                            (2.10)     (4.48)     (1.50)     (2.58)     (2.15)
Net asset value, end of period           $ 31.33    $ 44.50    $ 42.41    $ 32.07    $ 33.64
                                         ===================================================

============================================================================================
Total Return, at Net Asset Value/1/       (25.42)%    16.87%     37.59%      2.91%     30.07%

============================================================================================
Ratios/Supplemental Data
Net assets, end of period (in
thousands)                            $1,562,452 $2,213,568 $1,850,787 $1,144,692 $1,030,132
Average net assets (in thousands)     $1,825,540 $2,004,263 $1,583,189 $1,184,355 $  904,197
Ratios to average net assets:/2/
Net investment income (loss)               (0.29)%    (0.23)%    (0.25)%     0.07%      0.54%
Expenses                                    1.61%      1.67%      1.66%      1.65%/3/   1.69%/3/
Portfolio turnover rate                       76%        73%        72%        81%        62%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                  OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

Class N Period Ended August 31,                                        2001/1/
================================================================================
Per Share Operating Data

Net asset value, beginning of period                                 $   34.36
--------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                      .02
Net realized and unrealized gain (loss)                                  (2.29)

Total income (loss) from
investment operations                                                    (2.27)
Dividends and distributions to shareholders:
Dividends from net investment income                                        --
Distributions from net realized gain                                        --
Total dividends and distributions
to shareholders                                                             --
Net asset value, end of period                                       $   32.09
                                                                     ==========

===============================================================================
Total Return, at Net Asset Value/2/                                      (6.61)%

===============================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)                             $   7,641
Average net assets (in thousands)                                    $   2,672
Ratios to average net assets:/3/
Net investment income                                                     0.36%
Expenses                                                                  1.16%
Portfolio turnover rate                                                     76%

1. For the period from March 1, 2001 (inception of offering) to August 31, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

                  OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

FINANCIAL HIGHLIGHTS Continued

Class Y Year Ended August 31,               2001      2000      1999      1998     1997/1/
==============================================================================================

Per Share Operating Data
Net asset value, beginning of period    $  45.64  $  43.00  $  32.38  $  33.94     $ 29.55
Income (loss) from investment
operations:
Net investment income                        .17       .24       .24       .38         .41
Net realized and unrealized gain (loss)   (11.22)     6.88     12.07       .97        6.30
Total income (loss) from
investment operations                     (11.05)     7.12     12.31      1.35        6.71
Dividends and/or distributions to
shareholders:
Dividends from net investment income        (.21)       --      (.19)     (.41)       (.34)
Distributions from net realized gain       (2.10)    (4.48)    (1.50)    (2.50)      (1.98)
Total dividends and/or distributions
to shareholders                            (2.31)    (4.48)    (1.69)    (2.91)      (2.32)
Net asset value, end of period          $  32.28  $  45.64  $  43.00  $  32.38     $ 33.94
                                        ======================================================

==============================================================================================
Total Return, at Net Asset Value/2/       (24.76)%   18.00%    38.84%     3.88%      23.98%

==============================================================================================
Ratios/Supplemental Data
Net assets, end of period (in           $225,475  $260,289  $148,397  $ 53,063     $16,250
thousands)
Average net assets (in thousands)       $239,222  $205,586  $ 99,155  $ 36,554     $ 5,431
Ratios to average net assets:/3/
Net investment income                       0.60%     0.77%     0.63%     1.02%       1.58%
Expenses                                    0.73%     0.66%     0.77%     0.67%/4/    0.65%/4/
Portfolio turnover rate                       76%       73%       72%       81%         62%

 1. For the period from November 1, 1996 (inception of offering) to August 31,
1997.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

INFORMATION AND SERVICES

For More Information on Oppenheimer Main Street Growth & Income Fund
The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS Additional information about the Fund's investments and performance is available in the Fund's Annual and Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information
You can request the Statement of Additional Information, the Annual and Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

------------------------------------------- ------------------------------------------------------------------
By Telephone:                               Call OppenheimerFunds Services toll-free:
                                            1.800.525.7048
------------------------------------------- ------------------------------------------------------------------
------------------------------------------- ------------------------------------------------------------------
By Mail:                                    Write to:
                                            OppenheimerFunds Services
                                            P.O. Box 5270
                                            Denver, Colorado 80217-5270
------------------------------------------- ------------------------------------------------------------------
------------------------------------------- ------------------------------------------------------------------
On the Internet:                            You can send us a request by e-mail or read or down-load
                                            documents on the OppenheimerFunds website:
                                            WWW.OPPENHEIMERFUNDS.COM
                                            ------------------------
------------------------------------------- ------------------------------------------------------------------

Information about the Fund including the Statement of Additional Information can be reviewed and copied at the
SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.202.942.8090.  Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet website at WWW.SEC.GOV. Copies may be obtained after payment of a
                                                       -----------
duplicating fee by electronic request at the SEC's e-mail address: publicinfo@sec.gov or by writing to the
SEC's Public Reference Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information about the Fund or to make any representations about the
Fund other than what is contained in this Prospectus. This Prospectus is not an offer to sell shares of the
Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

                                                              The Fund's shares are distributed by:
The Fund's SEC File No. 811-5360
PR0700.001.1201 Printed on recycled paper.                    [logo] OppenheimerFunds Distributor, Inc.

APPENDIX TO THE PROSPECTUS OF
OPPENHEIMER MAIN STREET GROWTH & INCOME FUND

         Graphic material included in the Prospectus of Oppenheimer Main Street Growth & Income Fund ("the Fund")
"Annual Total Returns (Class A)(% as of 12/31 each year)":

         A bar chart will be included in the Prospectus of the Fund depicting the annual total returns of a hypothetical investment in Class A shares of the Fund for each of the ten most recent calendar years, without deducting sales charges. Set forth below are the relevant data points that will appear in the bar chart:

------------------------------------------------ -------------------------------------------------
Calendar Year Ended:                             Annual Total Returns
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/91                                         66.37%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/92                                         31.08%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/93                                         35.38%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/94                                         -1.53%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/95                                         30.77%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/96                                         15.70%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/97                                         26.59%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/98                                         25.19%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/99                                         17.12%
------------------------------------------------ -------------------------------------------------
------------------------------------------------ -------------------------------------------------
12/31/00                                         - 7.94%
------------------------------------------------ -------------------------------------------------